UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013 (April 22, 2013)

DUFF & PHELPS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, 31st Floor, New York, New York 10055

(Address of principal executive offices, including zip code)

(212) 871-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 22, 2013, at a special meeting (the “Special Meeting”) of stockholders of Duff & Phelps Corporation, a Delaware corporation (the “Company”), the Company’s stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated December 30, 2012 (the “Merger Agreement”), by and among the Company, Duff & Phelps Acquisitions, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“DPA”), Dakota Holding Corporation, a Delaware corporation (“Parent”), Dakota Acquisition I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), and Dakota Acquisition II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II”), pursuant to which Merger Sub II will merge with and into DPA (the “DPA Merger”) with DPA surviving as a wholly owned subsidiary of Merger Sub I and immediately thereafter Merger Sub I will merge with and into the Company (together with the DPA Merger, the “Mergers”) with the Company surviving as a wholly owned subsidiary of Parent. Parent is affiliated with entities or funds managed by The Carlyle Group, Stone Point Capital, Pictet & Cie and Edmond de Rothschild Group.

The approval to adopt the Merger Agreement required the affirmative vote of the holders of at least a majority of the shares of the Company’s Class A and Class B common stock (voting together as a single class) outstanding as of the close of business on March 18, 2013, the record date for the Special Meeting. The approval of, on an advisory (non-binding) basis, certain agreements or understandings with, and items of compensation payable to, the Company’s named executive officers in connection with the Mergers (the “Golden Parachute” compensation) required the affirmative vote of a majority of the votes cast by stockholders of the Company’s Class A and Class B common stock (voting together as a single class) present in person or represented by proxy and entitled to vote on the proposal, whether or not a quorum was present, and was not a condition to the completion of the Mergers. Finally, the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement was not submitted for a vote.

The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of 42,157,586 shares of the Company’s Class A common stock. As of the record date for the Special Meeting, there were no shares of the Company’s Class B common stock outstanding. Set forth below, with respect to each such proposal, are the number of votes cast for or against and the number of abstentions.

Proposal 1: Adopt the Merger Agreement

FOR	AGAINST	ABSTAIN
29,575,028	44,190	1,082,797

Proposal 2: Approve on Advisory (Non-Binding) Basis, the Golden Parachute Compensation

FOR	AGAINST	ABSTAIN
20,960,096	7,631,762	2,110,157

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

By:	/s/ Edward S. Forman
	Name:	Edward S. Forman
	Title:	Executive Vice President, General Counsel & Secretary

Date: April 22, 2013

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